Exhibit 99.1

Armata Pharmaceuticals Announces Appointment of Life Sciences Accounting and Finance Veteran David House as SVP of Finance and Principal Financial Officer

LOS ANGELES, Calif., August 15, 2024 -- Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a biotechnology company focused on the development of high-purity, pathogen-specific bacteriophage therapeutics for antibiotic-resistant and difficult-to-treat bacterial infections, today announced the appointment of life sciences accounting and finance veteran David House as Senior Vice President, Finance, effective August 16th. Armata’s Corporate Controller, Richard Rychlik, will retain the position of Controller.

“We are delighted to welcome David to the Armata team,” stated Dr. Deborah Birx, Chief Executive Officer of Armata. “David’s extensive experience and track record of serving in senior accounting and finance roles within both clinical and commercial stage life sciences companies will serve us well as we continue to advance our two distinct programs – AP-PA02 and AP-SA02 – and prepare to initiate pivotal studies next year. This is an exciting time at Armata, and the addition of David to our senior team helps ensure that we are best positioned to achieve long-term success as we work to introduce an exciting new class of anti-infectives to treat serious drug-resistant bacterial infections.”

Before joining Armata, Mr. House served as Corporate Controller and Vice President of Accounting at ZO Skin Health, Inc., a multi-channel physician-dispensed skincare company, from October 2018 to May 2024. At ZO Skin Health, he led global accounting operations, managed financial reporting, and played a crucial role in the company's acquisition by Blackstone. He also established international subsidiaries and oversaw financial integration for mergers and acquisitions. Mr. House's experience includes similar financial leadership roles at Peregrine Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, and Avid Bioservices, Inc. (CDMO), a contract development and manufacturing organization where he served as Controller and was responsible for implementing ASC 606, managing technical accounting, and conducting Securities and Exchange Commission (the “SEC”) reporting.

Mr. House’s career also includes roles at Viant, Inc. (DSP), Sourcing Solutions, LLC, and Apria Healthcare (APR), where he held various accounting and financial management positions. In the early stages of his career, Mr. House worked as a Senior Auditor at Windes, a public accounting firm. There, he managed comprehensive audits for public, private, and not-for-profit entities and contributed to SEC filings and internal control evaluations. Mr. House holds a Bachelor of Arts in Business Administration with an Accounting concentration from California State University, Fullerton. He obtained his California Certified Public Accountant license, which is currently inactive.

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. Armata is committed to advancing phage therapy with drug development expertise that spans bench to clinic including in-house phage specific cGMP manufacturing.

Forward Looking Statements

This communication contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995. These statements relate to future events, results or to Armata’s future financial performance and involve known and unknown risks, uncertainties and other factors which may cause Armata’s actual results, performance or events to be materially different from any future results, performance or events expressed or implied by the forward-looking statements. In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this communication and are subject to risks and uncertainties including risks related to Armata’s development of bacteriophage-based therapies; ability to staff and maintain its production facilities under fully compliant current Good Manufacturing Practices; ability to meet anticipated milestones in the development and testing of the relevant product; ability to be a leader in the development of phage-based therapeutics; ability to achieve its vision, including improvements through engineering and success of clinical trials; ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of its product candidates and commercialize any approved products on its expected timeframes or at all; and Armata’s estimates regarding anticipated operating losses, capital requirements and needs for additional funds. Additional risks and uncertainties relating to Armata and its business can be found under the caption “Risk Factors” and elsewhere in Armata’s filings and reports with the SEC, including in Armata’s Annual Report on Form 10-K, filed with the SEC on March 21, 2024, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Pierre Kyme

Armata Pharmaceuticals, Inc.

ir@armatapharma.com

310-665-2928 x234

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569